Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION REPORTS
FIRST QUARTER FISCAL 2020 FINANCIAL RESULTS
SECURES $10 MILLION PPP LOAN

Minneapolis, MN, June 12, 2020 - Christopher & Banks Corporation (OTC: CBKC), a specialty women’s apparel retailer, today reported results for the first quarter ended May 2, 2020.

First Quarter Fiscal 2020 Highlights:

•	February comparable sales increased 4.9%, reflecting gains across every channel ahead of COVID-19

•	Net sales decreased 51.8% to $40.1 million compared to the same period last year

•	Net loss $17.2 million compared to $6.2 million in the same period last year

•	Adjusted EBITDA* was negative $14.6 million compared to negative $2.9 million last year

•	Subsequent to first quarter, secured $10.0 million PPP loan under the SBA's alternative size standard

Keri Jones, President and Chief Executive Officer, commented, “Prior to the COVID-19 pandemic, we were both pleased and highly encouraged with the momentum in our business. We had made tremendous progress across our strategic initiatives, which was reflected in our strong comp growth, our operating margin expansion and growing customer file. We had a strong start to Fiscal 2020 with nearly 5% comparable sales growth in February. When the pandemic hit, the team was agile and decisive, taking dramatic action to stem cash outflows. In addition, subsequent to the end of the quarter, we secured a $10 million PPP loan under the SBA’s alternative size standard. We plan to use these funds for qualified expenses and therefore expect the loan to be forgiven under these usage terms.

Ms. Jones continued, “As of today, we have reopened approximately 90% of our store base open and are pleased to see sales volume building in line with our expectations. Quarter-to-date digital sales are up 50% and we are encouraged to see some of our store-only customers purchasing online for the first time. We will continue to carefully manage expenses and protect cash as we navigate the coming months and position ourselves to regain the momentum that we began to experience as a result of our turnaround strategies. As we emerge from this crisis, we see opportunity to gain further market share as a result of the market disruption given our highly loyal customer base, strong value proposition and expanded omni-channel capabilities.”

Results for the First Quarter Ended May 2, 2020

•	Net sales decreased 51.8% to $40.1 million, largely due to temporary store closures beginning March 19th and extending past the end of the first quarter.

•
Gross margin rate was 9.3%, as compared to 30.8% in last year's first quarter. This decrease was due primarily to deleverage of occupancy costs, despite the $2.0 million in rent savings related to negotiations in 2019, as well as merchandise margin decline related to inventory reserves as a result of the impact from COVID-19.

•
Selling, general & administrative expenses (“SG&A”) decreased to $18.5 million from $29.2 million in the prior year period. This was the result of $10.6 million in cost savings primarily related to the reduction of labor expense related to furloughs at the store and corporate level as well as temporary salary reductions. In addition, the Company instituted cost reduction measures across all aspects of the business resulting in $1.9 million of the total savings.

•
Net loss totaled $17.2 million, or ($0.46) per share, compared to a net loss for the prior year's first quarter of $6.2 million, or ($0.16) per share. Excluding impairment charges related to executive severance, adjusted loss per share**, a non-GAAP measure, was ($0.15) for the first quarter of Fiscal 2019.

•	Adjusted EBITDA*, a non-GAAP measure, decreased to ($14.6) million, compared to ($3.0) million for the same period last year.

Balance Sheet Highlights and Capital Expenditures
Cash and cash equivalents totaled $0.2 million with $16.8 million in outstanding borrowings and net availability of $4.1 million under the credit facility as of the end of the first quarter. The company also has $5 million drawn on the Term Loan facility, which allows for an aggregate principal amount of up to $10 million. The $10 million PPP loan amount it not reflected in first quarter cash and cash equivalents as it occurred subsequent to the end of the quarter.

Total inventory at the end of the first quarter was $47.4 million at the end of the first quarter of 2020, up 3.7% compared to $45.7 million at the end of the same period last year.

Capital expenditures for the first quarter of 2020 were $0.4 million compared to $0.6 million in last year’s first quarter. This primarily reflects investments in support of new stores.

COVID-19 Response
The Company took multiple actions in response to the COVID-19 pandemic. These actions included:

•	Temporary closure of all stores effective March 19, 2020 through April 30, 2020;

•	Implementation of furloughs for all store associates and over 60% of the remainder of its workforce;

•
Temporary reduction in corporate employees and management base salaries beginning with 20% and up to 50% for the CEO, suspension of merit increases as well as a substantial reduction in Board retainer fees aligned with the CEO;

•	Suspension of the majority of planned capital expenditures; and

•	Significant reduction in operating expenses.

______________________
*Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as Net income (loss), adjusted for Income tax provision (benefit); Other income; Interest expense, net; Depreciation and Amortization; Stock compensation; Impairment of long-lived assets; and certain discretionary items. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

**Adjusted loss per share is a non-GAAP financial measure. The Company defines Adjusted loss per share as GAAP loss per share adjusted for certain discretionary items as outlined in the reconciliation of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

Business Update

The Company began to gradually reopen its store base on April 27, 2020 in line with state and local guidelines and in adherence to recommended health and safety measures. As of today, the Company has reopened 90% of its retail store base with sales volume on average building in line with expectations.

In response to the uncertainty from the COVID-19 Coronavirus, the Company will not be providing guidance for Fiscal 2020 at this time.

Conference Call Information
The Company will discuss its first quarter Fiscal 2020 results in a conference call scheduled for today, June 12, 2020, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 705-6003 or (201) 493-6725 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call. The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com for thirty days. In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until June 19, 2020. This call may be accessed by dialing 1-844-512-2921 and using the passcode 13704470.

Non-GAAP Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release contains non-GAAP financial measures, Adjusted EBITDA and adjusted loss per share. The presentation of these non-GAAP measures is not in accordance with GAAP, and should not be considered superior to or as a substitute for net income or net loss, or any other measure of performance derived in accordance with GAAP. The Company believes the inclusion of these non-GAAP measures provides useful supplemental information to investors regarding the underlying performance of the Company’s business operations, especially when comparing such results to previous periods. These non-GAAP measures are not an alternative for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to its most directly comparable GAAP measure as provided in the tables below.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of June 8, 2020, the Company operates 445 stores in 44 states consisting of 309 MPW stores, 77 Outlet stores, 31 Christopher & Banks stores, and 28 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Forward-Looking Statements
Certain statements in this press release and in our upcoming earnings conference call may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, "expect", "anticipate", "plan", "intend", "project", "believe", “should”, "drive" "in order to" and similar expressions. Except for historical information, matters discussed in this press release or on our earnings conference call may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company's future performance and financial results to differ materially from those expressed or implied by the forward-looking statements. We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K and in our subsequent Form 10-Q Reports. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:
Richard Bundy
Senior Vice President, Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Thirteen Weeks Ended
	May 2,	May 4,
	2020	2019
Net sales	$40,125	$83,220
Merchandise, buying and occupancy costs	36,401	57,606
Gross profit	3,724	25,614
Other operating expenses:
Selling, general and administrative	18,523	29,188
Depreciation and amortization	1,906	2,382
Impairment of long-lived assets	264	—
Total other operating expenses	20,693	31,570
Operating loss	(16,969)	(5,956)
Interest expense, net	(273)	(156)
Loss before income taxes	(17,242)	(6,112)
Income tax (benefit) provision	(4)	40
Net loss	$(17,238)	$(6,152)

Basic loss per share:
Net loss	$(0.46)	$(0.16)
Basic shares outstanding	37,555	37,400

Diluted loss per share:
Net loss	$(0.46)	$(0.16)
Diluted shares outstanding	37,555	37,400

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	May 2,	May 4,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$183	$2,628
Accounts receivable	1,619	4,018
Merchandise inventories	47,390	45,704
Prepaid expenses and other current assets	3,251	4,108
Income taxes receivable	374	257
Total current assets	52,817	56,715
Non-current assets:
Property, equipment and improvements, net	23,416	29,812
Operating lease assets	104,735	129,521
Deferred income taxes	613	499
Other assets	1,160	744
Total non-current assets	129,924	160,576
Total assets	$182,741	$217,291

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,669	$19,421
Short-term borrowings	16,797	3,000
Current portion of long-term debt	167	—
Current portion of long-term lease liabilities	29,201	30,054
Accrued salaries, wages and related expenses	2,082	3,943
Accrued liabilities and other current liabilities	18,380	22,764
Total current liabilities	89,296	79,182

Non-current liabilities:
Long-term lease liabilities	94,757	118,217
Long-term debt	4,833	—
Other non-current liabilities	1,825	2,031
Total non-current liabilities	101,415	120,248

Stockholders' equity:
Common stock	452	463
Additional paid-in capital	129,573	128,964
(Accumulated deficit) retained earnings	(25,120)	1,307
Common stock held in treasury	(112,875)	(112,873)
Total stockholders' equity	(7,970)	17,861
Total liabilities and stockholders' equity	$182,741	$217,291

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Twenty-Six Weeks Ended
	May 2,	May 4,
	2020	2019
Cash flows from operating activities:
Net loss	$(17,238)	$(6,152)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,906	2,382
Impairment of long-lived assets	264	—
Amortization of financing costs	51	5
Lease costs	5,563	5,366
Stock-based compensation expense	162	253
Changes in operating assets and liabilities:
Accounts receivable	1,356	(1,251)
Merchandise inventories	(5,692)	(4,666)
Prepaid expenses and other assets	1,098	(771)
Income taxes receivable	(84)	11
Accounts payable	(1,121)	1,650
Accrued liabilities	(8,278)	(1,100)
Lease liabilities	(2,020)	(5,589)
Other liabilities	9	(77)
Net cash used in operating activities	(24,024)	(9,939)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(395)	(587)
Net cash used in investing activities	(395)	(587)

Cash flows from financing activities:
Shares redeemed for payroll taxes	(2)	(3)
Proceeds from bank credit facility	16,797	12,650
Payments of bank credit facility	—	(9,650)
Payments of debt issuance costs	(391)	—
Proceeds from long-term borrowings	5,000	—
Acquisition of common stock held in treasury, at cost	—	(82)
Net cash provided by financing activities	21,404	2,915

Net decrease in cash and cash equivalents	(3,015)	(7,611)
Cash and cash equivalents at beginning of period	3,198	10,239
Cash and cash equivalents at end of period	$183	$2,628

Supplemental cash flow information:
Interest paid	$273	$156
Income taxes paid	—	$(7)
Accrued purchases of equipment and improvements	$184	$122

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

The following table reconciles from Net loss in accordance with generally accepted accounting principles (GAAP) to Adjusted EBITDA, a non-GAAP measure, for the thirteen weeks ended May 2, 2020 and May 4, 2019:

	Thirteen Weeks Ended
	May 2,	May 4,
	2020	2019
Net loss on a GAAP basis	$(17,238)	$(6,152)
Income tax (benefit) provision	(4)	40
Interest expense, net	(273)	(156)
Depreciation & amortization	1,906	2,382
Impairment of long-lived assets	264	—
Executive severance	—	396
Stock based compensation	$162	$253
Adjusted EBITDA	$(14,637)	$(2,925)

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF LOSS PER SHARE (UNAUDITED)
(in thousands, except per share amounts)

The following table reconciles Net loss per share in accordance with GAAP to adjusted net loss per share, on a non-GAAP basis, for the thirteen weeks ended May 2, 2020 and May 4, 2019:

	Thirteen Weeks Ended
	May 2,			May 4,
	2020			2019
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(0.46)			$(0.16)
Adjustments
Impairment of long-lived assets	264	264	0.01	—	—	0.00
Executive severance	—	—	0.00	396	396	0.01
Stock based compensation	162	162	0.00	253	251	0.01
Adjusted loss per share			$(0.45)			$(0.14)